UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021 (February 9, 2021)

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HJLI	The NASDAQ Stock Market LLC
Warrant to Purchase Common Stock	HJLIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2021, Hancock Jaffe Laboratories, Inc., a Delaware corporation (the “Company”), closed a firm commitment public offering of its securities for gross proceeds of approximately $41.4 million, including the exercise in full and closing of the over-allotment option granted to the underwriters in the offering (the “Offering”). The Offering was completed pursuant to an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein (the “Underwriters”), dated February 9, 2021. In accordance with the terms of the Underwriting Agreement, the Underwriters purchased an aggregate of 5,914,284 units (the “Units”), consisting of (i) 5,914,284 shares of common stock (including 771,428 shares of common stock issued upon exercise of the Underwriters over-allotment option, the “Shares”) and (ii) warrants to purchase up to 2,957,142 shares of common stock (including warrants to purchase 385,714 shares of common stock issued upon exercise of the Underwriters over-allotment option the “Warrants”), at a public offering price of $7.00 per Unit.

The Warrants have an initial exercise price of $7.00 per share, subject to customary adjustments, and will expire five years from the date of issuance. The Warrants are exercisable immediately following closing. In connection with the issuance of the Warrants, the Company entered into a Warrant Agent Agreement (the “Warrant Agent Agreement”), with VStock Transfer, LLC, as warrant agent.

The Underwriting Agreement contains customary representations, warranties, covenants, agreements, and indemnification, including for liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company’s officers and directors agreed with the Underwriters to be subject to a lock-up period of 90 days and the Company also agreed to similar lock-up restrictions on the issuance and sale of Company securities for 90 days following the closing date of the Offering, in each case subject to customary exclusions.

The total discounts and expenses of the Offering are estimated to be approximately $3.3 million. The Company intends to use the net proceeds from the Offering for the continued development of its two lead products, VenoValve and the CoreoGraft, and for general corporate purposes, including working capital and investing in or acquiring companies that are synergistic with or complementary to the Company’s technologies.

The foregoing summaries of the Underwriting Agreement, the Warrants and the Warrant Agent Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Underwriting Agreement attached to the Registration Statement as Exhibit 1.1 and the form of Warrant and Warrant Agent Agreement attached to the Registration Statement as Exhibit 4.20.

The Offering of the Units was pursuant to a registration statement on Form S-1, as amended (File No. 333- 251528), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on February 8, 2021 and a registration statement on Form S-1 (File No. 333-252874) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which became effective on February 8, 2021. The final prospectus relating to the Offering has been filed with the SEC.

Item 8.01 Other Events

The Company issued press releases announcing the pricing and closing of the Offering, which have been filed as Exhibits 99.1 and 99.2, respectively, to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 9, 2021
99.2	Press Release, dated February 11, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK JAFFE LABORATORIES, INC.

Dated: February 12, 2021	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer